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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Prospectus of Public Storage, Inc., formerly Storage Equities, Inc. (included in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-00965) and which will also be used in connection with the Registration Statement on Form S-3 (No. 33-54755) for the registration of shares of its preferred stock, its depositary shares, shares of its common stock and warrants for the purchase of its preferred stock and common stock and to the incorporation by reference therein of our report dated February 7, 1995, except for Note 13, for which the date is March 13, 1995 with respect to the consolidated financial statements and schedules of Storage Equities, Inc. in its Annual Report on Form 10-K as amended by a Form 10-K/A (Amendment No. 2) dated April 21, 1995 for the year ended December 31, 1994 filed with the Securities and Exchange Commission.

  We also consent to the incorporation by reference of the following: (i) our report dated February 24, 1995 with respect to the financial statements of Public Storage Properties VII, Inc. which is included in the Registration Statement on Form S-4 (No. 33-58893) of Storage Equities, Inc., (ii) our report dated July 10, 1995 on the combined statements of assets, liabilities and deficit of the property management and advisory businesses of Public Storage, Inc. as of December 31, 1994 and 1993 and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1994, and our report dated July 10, 1995 on the combined summaries of historical information relating to real estate interests to be acquired for each of the three years in the period ended December 31, 1994 which are included in the Current Report on Form 8-K, as amended by a Form 8-K/A, each dated June 30, 1995, of Storage Equities, Inc., (iii) our report dated October 6, 1995 on the combined statements of assets, liabilities and equity of the property management and advisory businesses and real estate assets of Public Storage, Inc. as of December 31, 1994 and 1993 and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1994 which are included in the Current Report on Form 8-K dated November 16, 1995, of Public Storage, Inc., each of which is incorporated by reference in the Registration Statements on Form S-3 (Nos. 333-00965 and 33-54755) and related Prospectus.

                                             ERNST & YOUNG LLP

Los Angeles, California
March 7, 1996